Exhibit 3.20

CODE OF BYLAWS
OF
WET ‘N WILD NEVADA, INC.

ARTICLE I

IDENTIFICATION

Section 1.01           Name.  The name of the corporation is WET ‘N WILD NEVADA, INC.

Section 1.02           Principal Office and Resident Agent.  The address of the principal office of the corporation is 3260 Industrial Road, Suite 600, Las Vegas, Nevada 89109; and the name of the resident agent at this address is Gary Dapping.

Section 1.03           Fiscal year.  The fiscal year of the corporation shall begin on the 1st day of March in each year and end on the 28th day of February next following.

ARTICLE II

CAPITAL STOCK

Section 2.01           Issuance of Shares.  The Capital Stock may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors.  Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

Section 2.02           Payment of Shares.  The consideration for the issuance of shares maybe paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation.  When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable.  Future services shall not constitute payment of part payment for shares of the corporation.  In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive.  No certificate shall be issued for any share until the share is fully paid.

Section 2.03           Certificates Representing Shares.  Each holder of the Capital Stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2.04           Transfer of Stock.  The corporation shall register a transfer of a stock certificate presented to it for transfer if:

Clause (a)  Endorsement.  The certificate is properly endorsed by the registered holder or by his duly authorized attorney;

Clause (b)  Witnessing.  The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the corporation;

Clause (c)  Adverse Claims.  The corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

Clause (d)  Collection of Taxes.  There has been compliance with any applicable law relating to the collection of taxes.

ARTICLE III

THE SHAREHOLDERS

Section 3.01           Place of Meetings.  Meetings of the Shareholders of the corporation shall be held at the principal office of the corporation, 1700 Valley Bank Plaza, 300 South Fourth Street, Las Vegas, Nevada, 89101, or at any other place within or without the State of Nevada as may be designated in the notice thereof.

Section 3.02           Annual Meetings.  The annual meeting of the Shareholders shall be held each year at the principal office of the corporation.  Date and time to be determined by the Board of Directors.  (Per 4/7/99 amendment).  Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

Section 3.03           Special Meetings.  Special meeting of the Shareholders may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3.04           Notice of Meetings; Waiver.  Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a Shareholder in writing of notice of a Shareholders’ meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

Section 3.05           Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. The Shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.  The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the Shareholders, unless a greater number is required by applicable law.

Section 3.06           Proxies.  A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE IV

THE BOARD OF DIRECTORS

Section 4.01           Number and Qualifications.  The business and affairs of the corporation shall be managed by a Board of two (2) Directors. The number of Directors may be increased or decreased from t me to time and at any time by the Shareholder s except that, and notwithstanding the foregoing, if all the shares of the corporation are owned beneficially and of record by either one or two Shareholders, the number of Directors may be less than three, but not less than the number of Shareholders.

Section 4.02           Election. Members of the initial Board of Directors shall hold office until the first annual meeting of Shareholders and until their successors shall have been elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall be elected and qualified. Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of Shareholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

Section 4.03           Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

Section 4.04           Place of Meeting.  Meetings of the Board of Directors, annual, regular or special, may be held either within or without the State of Nevada.

Section 4.05           Annual Meetings.  Immediately after the annual meeting of the Shareholders, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

Section 4.06           Other Meetings.  Other meetings of the Board of Directors may be held upon notice by letter, telegram, cable, or radiogram, delivered for transmission not later- than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.07           Quorum.  A majority of the number of Directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

Section 4.08           Action Without A Meeting.  Any action that may be taken at a meeting of the Directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all of the members of the committee, as the case may be.

Section 4.09           Loans.  The Board of Directors shall have the following power with respect to the lending of funds:

Clause (a)  Loan of Funds, Generally.  To lend money in furtherance of any of the purposes of the corporation: to invest the funds of the corporation from time to time and to take and hold any property as security for the payment of funds so loaned or invested; but to make no loans secured by the shares of the corporation.

Clause (b)  Loan to Employees.  To lend money to its employees, other than its officers and Directors, and to otherwise assist its employees, officers, and Directors; but to make no loans secured by the shares of the corporation.

ARTICLE V

THE OFFICERS

Section 5.01           Officers.  The officers of the corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be Directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors.

Section 5.02           Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

Section 5.03           The Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside at all meetings of the Directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe.

Section 5.04           The President.  The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of Shareholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of-Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

Section 5.05           The Vice President.  The vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.06           The Secretary.  The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the corporation. He shall attend to the giving of all notices and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.07           The Treasurer.  The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. Be shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 5.08           Transfer of Authority.  In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VI

SPECIAL CORPORATE ACTS

Negotiable Instruments, Deeds, and Contracts.  All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the President or by anyone of the following officers: Vice President, Secretary, or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons herein above named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any Shareholders’ meeting of the other corporation by the President of the corporation, if he be present; or, in his absence, by the Secretary of the corporation and, in the event both the President and Secretary shall be absent, then by such person as the president of the corporation shall, by duly executed proxy, designate to represent the corporation at such Shareholders’ meeting.

ARTICLE VII

AMENDMENTS

The power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of Wet ‘N Wild Nevada, Inc. as adopted on the 9th day of February, 1987.

/s/Michael D. Black, Secretary
Michael D. Black, Secretary

AMENDMENT TO CODE OF BYLAWS

OF WET ‘N WILD NEVADA, INC.

This AMENDMENT TO CODE OF BYLAWS (“Amendment”) is made April 12, 2006, by the undersigned, constituting the Board of Directors of Wet ‘N Wild Nevada, Inc. a Nevada corporation (“Company”), in accordance with the Company’s code of bylaws (“Bylaws”) and Certificate of Incorporation and the corporation laws of the State of Nevada.

WHEREAS, Article 1, Section 1.03 of the Bylaws contemplates that the fiscal year of the Company shall begin on March 1st and end on February 28th of each year;

WHEREAS, the Board of Directors deems it in the Company’s best interest to amend the Bylaws to provide that the Company’s fiscal year begin on January 1 and end on December 31st of each year;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

Section 1.               Amendment. Article I, Section 1.03 of the Bylaws is hereby amended in its entirety to read as follows:

“Section 1.03  Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December next following.”

Section 2.               Effect of Amendment. Except as set forth in Section 1 of this Amendment, the provisions of the Bylaws shall not be amended or altered by this Amendment and shall continue with full force and effect.

Section 3.               Miscellaneous. This Amendment shall be governed by the internal laws of the State of Nevada and may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned members of the Board of Directors of the Company on the date first written above.

John Cora, President

Dan Martinez, Secretary